UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2012

HANCOCK FABRICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9482	64-0740905
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Fashion Way
Baldwyn, Mississippi 38824
(Address of Principal Executive Offices)

(662) 365-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Note Exchange

On November 20, 2012, Hancock Fabrics, Inc. (the “Company”) exchanged approximately $16.4 million aggregate principal amount of the Company’s outstanding Floating Rate Series A Secured Notes due August 2013 (the “Existing Notes”) originally issued pursuant to an Indenture dated as of June 17, 2008 (the “2008 Indenture”) between the Company and Deutsche Bank National Trust Company (“DBNTC”), as trustee thereunder,  for (a) the Company’s Floating Rate Series A Secured Notes Due 2017 in an aggregate principal amount of approximately $8.2 million (the “New Notes”) issued pursuant to an indenture dated as of November 20, 2012 between the Company and DBNTC, as trustee thereunder (the “Indenture”), and (b) cash consideration in the aggregate amount of approximately $8.2 million. The exchanges were consummated with certain holders of the Existing Notes (the “Exchanging Holders”) pursuant to individual exchange agreements with the Exchanging Holders dated as of November 15, 2012, a form of which is attached hereto as Exhibit 10.1. After completion of the exchange, approximately $5.1 million aggregate principal amount of Existing Notes remains outstanding under the 2008 Indenture.

The New Notes bear interest at a variable rate, adjusted quarterly, equal to a LIBOR rate plus 12% per annum until maturity on November 20, 2017. Under the terms of the Indenture, the Company is required to pay interest on the New Notes in cash quarterly in arrears on February 20, May 20, August 20, and November 20 of each year beginning on February 20, 2013. The New Notes and the related guarantees provided by certain subsidiaries of the Company are secured by a lien on substantially all of the Company’s and the subsidiary guarantors’ assets, in each case, subject to certain prior liens and other exceptions, but the New Notes are subordinated in right of payment in certain circumstances to all of the Company’s existing and future senior indebtedness, including the Company’s Amended and Restated Loan and Security Agreement, dated as of November 15, 2012.

The Indenture contains customary covenants, including among others, covenants that limit or restrict the Company’s ability to incur liens and other encumbrances, incur indebtedness, make loans, investments or advances, make certain restricted payments, enter into certain transactions with affiliates, merge or consolidate. The Indenture specifies a number of events of default (some of which are subject to applicable grace or cure periods), including, among other things, non-payment defaults, covenant defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency defaults and non-payment of material judgments. Upon the occurrence of an event of default under the Indenture, subject to cure periods in certain circumstances, all amounts outstanding under the Indenture may be declared to be immediately due and payable and foreclose on or liquidate the Company’s assets that comprise the collateral securing the New Notes, subject to the rights of holders of any senior indebtedness. This description of the New Notes and the Indenture is qualified in its entirety by reference to the full text of the Indenture as attached to this Current Report Form 8-K as Exhibit 10.2.

Warrant Exchange

On November 20, 2012, the Company also completed a warrant exchange with the Exchanging Holders  pursuant to individual exchange agreements dated as of November 15, 2012, a form of which is attached hereto as Exhibit 10.3. The Exchanging Holders exchanged warrants to purchase an aggregate of up to 7,385,200 shares of the Company’s common stock (the “Existing Warrants”) issued pursuant to the master warrant agreement, dated as of June 17, 2008 for new warrants (the “New Warrants”) to purchase an aggregate of up to 9,838,000 shares of the Company’s common stock for an exercise price per share of $0.59. The New Warrants are issued pursuant to the terms of a master warrant agreement between the Company and Continental Stock Transfer and Trust Company dated as of November 15, 2012 (the “Master Warrant Agreement”). The New Warrants are exercisable at any time until November 20, 2019, after the effectiveness of a registration statement to register the resale of the shares to be issued upon the exercise of the New Warrants with the Securities and Exchange Commission (the “Commission”). The number of warrant shares issuable upon exercise and exercise price per share is subject to adjustment in certain circumstances, including antidilution adjustments in the event of certain below market issuances. The New Warrants are also subject to repurchase upon certain fundamental change events in accordance with a specified Black-Scholes formula. The Company has agreed to file a registration statement within 45 days and to use its commercially reasonable efforts to cause the Commission to declare the registration statement effective within 90 calendar days of the date of issuance. This description of the Master Warrant Agreement and the New Warrants is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Master Warrant Agreement and the form of warrant as attached to this Current Report on Form 8-K as Exhibits 4.1 and 4.2.

Certain entities affiliated with Aspen Advisors LLC, in the aggregate, have beneficial ownership of more than 10% of the Company, and certain entities affiliated with Carl E. Berg, in the aggregate, have beneficial ownership of more than 10% of the Company.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.02. The Existing Warrants were initially issued pursuant to a transaction registered under the Securities Act of 1933, amended (the “Act”). The New Warrants were issued to each Holder pursuant to the exemption from registration requirements under the Act provided by Section 3(a)(9) of the Act.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	Form of Note Exchange Agreement dated as of November 15, 2012.

10.2	Indenture dated November 20, 2012 by and among the Hancock Fabrics, Inc. and Deutsche Bank National Trust Company, as trustee.

10.3	Form of Warrant Exchange Agreement.

4.1	Master Warrant Agreement dated November 15, 2012 by and among Hancock Fabrics, Inc. and Continental Stock Transfer & Trust Company, as warrant agent.

4.2*	Specimen Warrant Certificate representing the Warrants under the Master Warrant Agreement dated November 15, 2012.

*	Included as an exhibit to Exhibit 4.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK FABRICS, INC.

Date: November 21, 2012	By:	/s/ Robert W. Driskell
Name: Robert W. Driskell
Title: Executive Vice President and Chief Financial Officer